Exhibit 10.1

FIRST AMENDMENT TO THE
USEC INC. 2009 EQUITY INCENTIVE PLAN

The USEC Inc. 2009 Equity Incentive Plan (the “Plan”) is amended as set forth below, effective as of February 17, 2011, subject to the approval of the stockholders of USEC INC.:

1.	The second sentence of Section 1.1 of the Plan is amended and restated as follows:

The Plan originally became effective as of February 25, 2009 (the “Effective Date”), subject to the approval of the shareholders of the Company.  The Plan was subsequently amended, effective as of February 17, 2011, subject to the approval of the Company's shareholders.  The Plan shall continue in effect until its termination by the Committee; provided, however, that any Award shall be granted, if at all, within ten (10) years from February 17, 2011.

2.	The first sentence of Section 4.1 of the Plan is amended and restated as follows:

Subject to adjustment as provided in Section 16, the number of Shares reserved for delivery under the Plan pursuant to Awards settled in Shares shall be the sum of (i) 7,500,000 Shares, plus (ii) the number of Shares, if any, underlying grants under the 1999 Plan that are forfeited, cancelled, terminated or are settled in cash without delivery of Shares on or after April 30, 2009.

3.	The following sentence is added at the end of each of Section 8.5 and Section 9.4 of the Plan:

Notwithstanding the foregoing, where the vesting of the Award is contingent upon performance, no dividends or Dividend Equivalent Rights shall be paid unless and until the Award vests.

4.	The following sentence is added at the end of Section 19.1 of the Plan:

In addition, any Awards under the Plan shall be subject to any compensation recovery or “clawback” policy that may be adopted by the Board or the Committee from time to time, including retroactively, in order to implement final rulemaking under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any future changes in law or regulations.

IN WITNESS WHEREOF, this First Amendment has been executed by a duly authorized officer of USEC Inc. as of the day first above written.

By: /s/ Peter B. Saba

Name:  Peter B. Saba
Title:  Senior Vice President,
General Counsel and Secretary